EXHIBIT 99.1

 STURM, RUGER & CO., INC.

SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS 2011 FULLY DILUTED
EARNINGS OF $2.09 PER SHARE AND DECLARES DIVIDEND OF 21.2¢ PER SHARE

         SOUTHPORT, CONNECTICUT, February 22, 2012--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for 2011, the Company reported net sales of $328.8 million and fully diluted earnings of $2.09 per share, compared with sales of $255.2 million and fully diluted earnings of $1.46 per share in 2010.

 For the fourth quarter of 2011, net sales were $93.2 million and fully diluted earnings were 54¢ per share.  For the corresponding period in 2010, net sales were $64.1 million and fully diluted earnings were 30¢ per share.

 The Company also announced today that its Board of Directors declared a dividend of 21.2¢ per share for the fourth quarter, for shareholders of record as of March 9, 2012, payable on March 23, 2012.  This dividend necessarily varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share.  Effective with this dividend, the Company increased the percent of quarterly earnings paid out as dividends by 67%.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•	Our earnings increased 42% in 2011, driven by the 29% growth in sales and our ongoing focus on continuous improvement in our operations.

•	In 2011, new product introductions were a significant component of our sales growth as new product sales represented $98.6 million or 30% of sales in 2011.

•
The estimated sell-through of our products from independent distributors to retailers in 2011 increased 20% from 2010.  During this period, National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 14%.

•
Cash generated from operations during 2011 was $57.4 million. At December 31, 2011, our cash and cash equivalents totaled $81.1 million, an increase of $23.5 million from December 2010.  Our current ratio is 3.0 to 1 and we have no debt.

•	In 2011, capital expenditures totaled $22.1 million, much of it related to tooling and equipment for new products. We expect to invest approximately $20 million for capital expenditures during 2012.

•	At December 31, 2011, stockholders’ equity was $137.4 million, which equates to a book value of $7.20 per share, of which $4.25 per share was cash and equivalents.

•	In 2011, we returned $10.2 million to our shareholders through the following:

o	Payment of $8.2 million of dividends, and

o	Repurchase of 133,400 shares of our common stock in the open market at an average price of $14.94 per share, for a total of $2.0 million.

•
In May 2011, the Company announced the Ruger Million Gun Challenge to benefit the National Rifle Association.  Ruger pledged to donate $1 to the NRA for every Ruger firearm sold from April 2011 through March 2012, with the goal of selling one million Ruger firearms and donating $1 million to the NRA.  Through December 2011, Ruger has donated $871,100 to the NRA.

Today, the Company filed its Annual Report on Form 10-K for 2011. The financial statements included in this Annual Report on Form 10-K are attached to this press release.

The Annual Report on Form 10-K is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate.  Investors are urged to read the complete Annual Report on Form 10-K to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Balance Sheets
(Dollars in thousands, except per share data)

December 31,	2011	2010

Assets
Current Assets
Cash and cash equivalents	$ 81,056	$ 5,132
Short-term investments	-	52,493
Trade receivables, net	42,225	31,565

Gross inventories Less LIFO reserve Less excess and obsolescence reserve	49,004 (37,476) (1,311)	48,820 (37,448) (1,545)
Net inventories	10,217	9,827

Deferred income taxes	5,776	4,780
Prepaid expenses and other current assets	6,968	1,427
Total Current Assets	146,242	105,224

Property, Plant, and Equipment	169,142	150,379
Less allowances for depreciation	(116,195)	(107,458)
Net property, plant and equipment	52,947	42,921

Deferred income taxes	32	5,443
Other assets	7,289	4,173
Total Assets	$206,510	$157,761

STURM, RUGER & COMPANY, INC.

December 31,	2011	2010

Liabilities and Stockholders’ Equity
Current Liabilities
Trade accounts payable and accrued expenses	$ 28,592	$ 16,492
Product liability	1,305	449
Employee compensation and benefits	14,882	10,923
Workers’ compensation	4,600	4,893
Income taxes payable	217	582
Total Current Liabilities	49,596	33,339

Accrued pension liability	19,082	9,369
Product liability	441	573

Contingent liabilities	-	-

Stockholders’ Equity
Common stock, non-voting, par value $1: Authorized shares – 50,000; none issued
Common stock, par value $1: Authorized shares – 40,000,000 2011 – 23,382,566 issued, 19,083,132 outstanding 2010 – 23,003,285 issued, 18,837,251 outstanding	23,383	23,003
Additional paid-in capital	10,454	9,885
Retained earnings	168,981	137,125
Less: Treasury stock – at cost 2011 – 4,299,434 shares 2010 – 4,166,034, shares	(37,884)	(35,885)
Accumulated other comprehensive loss	(27,543)	(19,648)
Total Stockholders’ Equity	137,391	114,480
Total Liabilities and Stockholders’ Equity	$206,510	$157,761

STURM, RUGER & COMPANY, INC.

Statements of Income
(In thousands, except per share data)

Year ended December 31,	2011	2010	2009

Net firearms sales	$324,200	$251,680	$266,566
Net castings sales	4,616	3,526	4,419
Total net sales	328,816	255,206	270,985

Cost of products sold	217,058	171,224	183,380

Gross profit	111,758	83,982	87,605

Operating Expenses:
Selling	28,691	23,517	21,822
General and administrative	20,970	16,652	20,387
Other operating (income) expenses, net	(319)	420	1,492
Total operating expenses	49,342	40,589	43,701

Operating income	62,416	43,393	43,904

Other income:
Royalty income	873	429	490
Interest income	29	48	118
Interest expense	(110)	(143)	(158)
Other income, net	308	422	6
Total other income, net	1,100	756	456

Income before income taxes	63,516	44,149	44,360

Income taxes	23,501	15,894	16,857

Net income	$ 40,015	$28,255	$ 27,503

Basic Earnings Per Share	$ 2.12	$ 1.48	$ 1.44

Fully Diluted Earnings Per Share	$ 2.09	$ 1.46	$ 1.42

Cash Dividends Per Share	$ 0.43	$ 0.33	$ 0.31

STURM, RUGER & COMPANY, INC

Statements of Cash Flows
(In thousands)

Year ended December 31,	2011	2010	2009

Operating Activities
Net income	$40,015	$28,255	$ 27,503
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	12,148	9,207	7,300
Stock-based compensation	2,953	2,589	4,205
Slow moving inventory valuation adjustment	(234)	(1,057)	239
Loss (gain) on sale of assets	(26)	22	(45)
Deferred income taxes	8,205	493	2,060
Changes in operating assets and liabilities:
Trade receivables	(10,660)	(6,516)	760
Inventories	(156)	888	2,042
Trade accounts payable and accrued expenses	11,807	3,932	2,150
Employee compensation and benefits	3,959	(1,967)	4,896
Product liability	724	(1,060)	339
Prepaid expenses, other assets and other liabilities	(10,961)	(1,333)	(2,132)
Income taxes payable	(365)	(962)	(2,628)
Cash provided by operating activities	57,409	32,491	46,689

Investing Activities
Property, plant, and equipment additions	(22,135)	(19,409)	(13,819)
Purchases of short-term investments	(122,978)	(164,966)	(77,281)
Proceeds from sales or maturities of short-term investments	175,471	163,214	45,098
Net proceeds from sale of assets	319	21	51
Cash provided by (used for) investing activities	30,677	(21,140)	(45,951)

Financing Activities
Dividends paid	(8,159)	(6,317)	(5,816)
Tax benefit from exercise of stock options	3,855	1,923	1,442
Repurchase of common stock Payment of employee withholding tax related to share-based compensation	(1,999) (5,859)	(5,718) (1,115)	(14) (30)
Repayment of line of credit	-	-	(1,000)
Cash used for financing activities	(12,162)	(11,227)	(5,418)

Increase (decrease) in cash and cash equivalents	75,924	124	(4,680)
Cash and cash equivalents at beginning of year	5,132	5,008	9,688
Cash and cash equivalents at end of year	$ 81,056	$ 5,132	$ 5,008